Exhibit 10.2

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made, effective as of the 3rd day of September, 2010, by and between IVAX Diagnostics, Inc. a Delaware corporation (the “Company”), and Kevin Clark (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated effective as of March 27, 2009, as amended on August 31, 2010 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to further amend the Employment Agreement in the manner set forth in this Amendment to reflect the Executive’s appointment to serve as President and Chief Executive Officer of the Company as well as his continued service as Chief Operating Officer of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby mutually agree as follows:

1.           Scope of Employment.  Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, as President, Chief Executive Officer and Chief Operating Officer of the Company. The Executive shall have the customary responsibilities and authority of such positions and shall perform such duties consistent with the responsibilities of such positions as may be determined and assigned to the Executive by the Board of Directors of the Company (the “Board”). The Executive shall devote his best efforts and his full business time, attention and energies to Company affairs as are necessary to fully perform his duties for the Company.”

2.           Miscellaneous.  The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Florida, without regard to its conflicts of law principles.  Except as specifically amended by this Amendment, the Employment Agreement shall remain unaffected and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Executive has duly executed this Amendment as of the day and year first above set forth.

COMPANY:		EXECUTIVE:

IVAX Diagnostics, Inc.

By:	/s/ Suresh Vazirani	/s/ Kevin Clark
	Suresh Vazirani,	Kevin Clark
Chairman